                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-44609 and No. 333-28633 on Form S-8, and No. 333-53635 on Form S-3 of
Western Bancorp of our report, dated January 24, 1997, on the consolidated balance sheet of SC Bancorp and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, appearing in this Current Report on Form 8-K of Western Bancorp.

                                          DELOITTE & TOUCHE LLP

November 12, 1998
Los Angeles, California